                                                         Strictly Confidential -
                                       Contains Privileged Attorney Work Product


PROJECT MONARCH


STRATEGIC ADVISORY DISCUSSION MATERIALS


October 1, 1999





CREDIT | FIRST
SUISSE | BOSTON                                               LEHMAN BROTHERS

TABLE OF CONTENTS

================================================================================
   I.   EXECUTIVE SUMMARY
        A. Introduction / Process
        B. Strategic Alternatives Considered
        C. Analysis of Alternatives
        D. Summary of Conclusions
--------------------------------------------------------------------------------
   II.  SITUATION ANALYSIS
        A. Historical Trading Performance
        B. Analyst Views
        C. Benchmarking*/
        D. Investor Perceptions Impacting Stock Price Performance
--------------------------------------------------------------------------------
   III. STRATEGIC ALTERNATIVES
        A. Status Quo
        B. Financial Restructuring
        C. Potential Transforming Acquisitions
        D. Sale of Monarch
        E. Sale of Northern Electric
--------------------------------------------------------------------------------
   IV.  APPENDIX


CREDIT | FIRST
SUISSE | BOSTON                                               LEHMAN BROTHERS

EXECUTIVE SUMMARY
================================================================================


INTRODUCTION / PROCESS

o Credit Suisse First Boston ("CSFB") and Lehman Brothers ("LB") are pleased to meet with the Board of Directors of Monarch Energy Holdings Company ("Monarch" or the "Company") to review Monarch's available strategic alternatives to enhance shareholder value

     - Mandate to consider all strategic alternatives and review recommendations with the Board

     -    Evaluated legal, regulatory, accounting and tax considerations

     -    Reviewed financial projections and business strategy with management

o    We considered the following factors in our analysis:

     -    Peer company stock performance

     - Pro forma financial impact, including credit ratings, of strategic alternatives

     -    Precedent transactions

     - Legal and regulatory constraints that would impact feasibility of several options

     -    Research provided by Wall Street analysts

o Based on these analyses, we conclude that Monarch is, by most of the measures considered herein, undervalued

o The Board has previously authorized the repurchase of up to 100% of Monarch's 9.5% Senior Notes, and the related removal of the covenants pertaining to such Notes, in order to provide Monarch with increased operational and financial flexibility. We have assumed that such repurchase and related removal of the covenants will have been consummated prior to implementation of any of the strategic alternatives discussed herein




CREDIT | FIRST
SUISSE | BOSTON                                               LEHMAN BROTHERS

EXECUTIVE SUMMARY
================================================================================

STRATEGIC ALTERNATIVES CONSIDERED
--------------------------------------------------------------------------------------------------------------------------
I)  STATUS QUO                              o    Continued pursuit of current strategy
     REPOSITIONING                          o    Value of Company and growth opportunities more effectively communicated to the market
--------------------------------------------------------------------------------------------------------------------------
II) FINANCIAL RESTRUCTURING                 o    Financial restructuring may involve implementing a dividend policy, a recapitalization or sale of the parts of Monarch's business

     RECAPITALIZATION / DIVIDEND POLICY     o    Recapitalization involves modification of existing capital structure through the repurchase of shares financed with debt, debt / OPIC proceeds or asset sale proceeds via Dutch auction or tender

                                            o    Commencing issuance of a dividend would allow shareholders to realize recurring income

     SALE OF PARTS                          o    Sale or IPO of IPP assets, partial or complete IPO or sale of Northern
                                                 Electric

                                            o    Potential to divest non-strategic assets whether or not there is a change in the Company's strategy

                                            o    Divestiture techniques may include spin-off, split-off, targeted stock or sale for cash

--------------------------------------------------------------------------------------------------------------------------
III) ACQUISITION STRATEGY                   o    Continued growth through acquisitions

                                            o    Candidates may include regional gas and electric companies, IPPs and
                                                 U.K. RECs
--------------------------------------------------------------------------------------------------------------------------
IV)  SALE OF MONARCH                        o    Sale for cash or stock at a strategic premium

                                            o    Strategic buyer and financial buyer are both feasible; a financial buyer could possibly include participation of management
--------------------------------------------------------------------------------------------------------------------------




CREDIT | FIRST
SUISSE | BOSTON                                               LEHMAN BROTHERS

EXECUTIVE SUMMARY
================================================================================

ANALYSIS OF ALTERNATIVES 1(1)

-----------------------------------------------------------------------------------------------------------------------------------

                             Value                                                            Legal/
               Creation                     Financial                     Credit             Regulatory            Execution
-----------------------------------------------------------------------------------------------------------------------------------
FINANCIAL    Depending on strategy,
RESTRUC-     potentially medium         Low to medium impact on        Low to medium       Feasible             Ease of execution a
TURING       impact; concern over P/E   earnings                       impact                                   plus; developing
(RECAP/      multiple contraction                                                                               investor message
DIVIDEND)    given total company                                                                                and ability to
             leverage                                                                                           sustain potential
                                                                                                                positive share
                                                                                                                price more difficult

ACQUISITION  Potentially significant,   Medium to high impact on       Low to medium       Feasible but         Medium to high
STRATEGY     especially if              earnings and capital           impact              potential federal    difficulty
             transaction pace is        structure; deal size a factor                      and state            depending on
             accelerated and if right                                                      regulatory           regulatory issues
             deals done at right                                                           constraints          and size of
             price; P/E multiple                                                                                transaction;
             expansion is critical                                                                              receptivity of
                                                                                                                targets to be
                                                                                                                determined

SALE OF      Potentially significant    High impact                    Uncertain impact    Feasible but         Medium to high
MONARCH      depending on right price                                                      potential federal    difficulty
                                                                                           and state            depending on
                                                                                           regulatory           regulatory issues
                                                                                           constraints          and size /
                                                                                                                characteristics of
                                                                                                                acquiror

SALE OF      Difficult to achieve;      Medium to high impact on       Low to medium       Feasible but         Low to medium
PARTS        potential medium to high   earnings depending on          impact              subject to           difficulty
             negative impact on value   business and sale price;                           constraints on use   depending on asset
             depending on asset         dilutive                                           of proceeds          and regulatory
             unless combined with                                                                               constraints
             another strategy; tax
             leakage dampens results

IPP SPIN-    Low impact on value;       Earnings disaggregated; low    Low impact          May not be           Size, rationale and
OFF          P/E multiple arbitrage     overall impact                                     feasible due to      impact on overall
             has minimal impact given                                                      indebtedness         company hinder
             business size disparity                                                       restrictions         potential for value
                                                                                                                enhancement
-----------------------------------------------------------------------------------------------------------------------------------

--------
(1) Assumes 9.5% bonds have been repurchased


CREDIT | FIRST
SUISSE | BOSTON                                               LEHMAN BROTHERS

EXECUTIVE SUMMARY
================================================================================
SUMMARY OF CONCLUSIONS


o Monarch is undervalued based on most of our valuation measures - our valuation analyses suggest that the Company is more appropriately valued between $34-$38 per share under the assumptions we have used

o    The options that we believe merit further consideration are as follows:

     *  STATUS QUO

        -- REPOSITIONING

     *  FINANCIAL RESTRUCTURING

        --  RECAPITALIZATION

        --  CHANGE IN DIVIDEND POLICY

     *  STRATEGIC ACQUISITIONS

     *  SALE OF THE COMPANY

o    SALE OF NORTHERN ELECTRIC IS ALSO RE-EVALUATED IN LIGHT OF RECENT EVENTS

     -- On September 10, 1999, Monarch received a non-binding proposal from British Energy for the purchase of Northern Electric. This offer provides an equity value of approximately $700 million, which is $650 million below the midpoint of our valuation range. We have concluded that the proposed British Energy offer is inadequate


CREDIT | FIRST
SUISSE | BOSTON                                               LEHMAN BROTHERS

SITUATION ANALYSIS
================================================================================



GENERAL TRENDS IN GLOBAL POWER EQUITIES

o    Sector has underperformed the market recently

o    Inflation / interest rate sensitivity has been a key driver

o    Uncertainty over industry restructuring / reinvestment risk

o    Continued failure to deliver forecast results

o    Increased importance of management

WHAT ARE INVESTORS LOOKING FOR?

o    Strong, deep management teams

o    Cogent and focused strategy

o Deal velocity tailored to carry out Company strategy and that generates continued public visibility

o    Delivery of expected results

o    Critical mass / scale to compete



CREDIT | FIRST
SUISSE | BOSTON                                               LEHMAN BROTHERS

SITUATION ANALYSIS
================================================================================

MONARCH'S SHARE PRICE HAS UNDERPERFORMED THE MARKET OVER THE LAST TWO YEARS

Indexed Stock Price Performance


                               [GRAPHIC OMITTED]










CREDIT | FIRST
SUISSE | BOSTON                                               LEHMAN BROTHERS

SITUATION ANALYSIS
================================================================================
ANALYST VIEWS OF MONARCH

                                                                      STOCK PRICE AT
                      PRIOR             CURRENT                       TIME OF CURRENT     TWELVE MONTH
FIRM                  RECOMMENDATION    RECOMMENDATION    DATE        RESEARCH RELEASE     TARGET PRICE    '99 EPS      '00 EPS
----                  --------------    --------------    ----        ----------------     ------------    -------      -------
CSFB                  Strong Buy        Strong Buy        Sept. 9          $29.08             $40.00         $2.18        $2.62
Lehman Brothers       Strong Buy        Strong Buy        Aug. 13          $30.38             $40.00         $2.15        $2.65
JP Morgan             NA                Long Term Buy     July 28          $35.13             $41.00         $2.15        $2.60
Salomon Smith Barney  Neutral           Outperform        Sept. 9          $29.06               NA           $2.05        $2.45
DLJ                   Buy               Buy               Sept. 8          $29.19             $39.00         $2.05        $2.45
Merrill Lynch         Long Term Buy     Long Term Buy     Sept. 8          $29.19             $41.00         $2.15        $2.55
Morgan Stanley        Neutral           Outperform        Sept. 10         $29.25             $35.00         $2.11        $2.40



ANALYST COMMENTARY

ANALYST / FIRM                      COMMENTS
----------------                    --------
Neil Stein/ CSFB                    "Given its 15% EPS growth potential, which management has demonstrated...Monarch should trade above the utility average multiple..."

Roger McOmber / Lehman Brothers     "...[the Monarch transaction] positions the company for solid growth and enhanced shareholder
                                    value...the multiple expansion that we believe should occur as the company executes its strategic plan in deregulating markets is attractive..."

Steven Fleishman / Merrill Lynch    "Monarch is delivering on its merger promises and its growth prospects are becoming more
                                    visible...While the UK review could cause some overhang, we would use any weakness to accumulate the stock..."






CREDIT | FIRST
SUISSE | BOSTON                                               LEHMAN BROTHERS

SITUATION ANALYSIS
================================================================================
BENCHMARKING ANALYSIS - MONARCH CURRENTLY TRADES LIKE A US UTILITY

SELECTED PUBLICLY TRADED COMPANIES (1)
(DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
---------------------------------------------------------------------------------------------------------------------------------
                                                                                          P/E(3)                   ENTERPRISE
                                    EQUITY     STOCK         % OF         1999 YTD    -----------------              VALUE/
COMPANY                             VALUE     PRICE(1)   52 WK HIGH(2)  PERFORMANCE    1999E     2000E      ROE     LTM EBITDA
---------------------------------------------------------------------------------------------------------------------------------
MONARCH                             $1,888     $30.88         84%         (12.3)%      14.6X      12.4X     13.1%      7.9X
---------------------------------------------------------------------------------------------------------------------------------
PEER GROUP
CMS Corp.                           $4,061     $37.13         75%         (20.9)%      12.4x      11.3x     12.9%      8.4x
Duke Energy                         20,799      57.00         81           (7.9)       16.2       14.8      13.8       8.2
El Paso Energy                       4,529      38.44         98           15.0        18.6       16.6      11.7       8.9
Reliant Energy                       8,001      28.06         84           (9.1)       13.6       12.4      13.1       7.9
Edison International                 8,637      24.88         86           (9.0)       12.6       11.5      12.6       5.9
ALTERNATIVE PEER GROUP
AES                                 12,309     $64.50         98%          38.9%       34.4x      22.9x     19.0%     15.6x
Calpine                              2,461      90.56         96          258.4        34.6       26.1      17.3      14.5
Enron                               29,713      41.63         95           47.2        35.5       30.7      11.1      15.7
---------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------
                                                                   12 MONTH
                                                L-T                 TARGET
                                   DIVIDEND   EARNINGS   TOTAL      STOCK
COMPANY                              YIELD%    GROWTH%   RETURN    PRICE(4)
------------------------------------------------------------------------------
MONARCH                               --        12.1%     12.1%     $40.00
------------------------------------------------------------------------------
PEER GROUP
CMS Corp.                             3.9%       9.9%     13.8%     $45.00
Duke Energy                           3.8        8.0      11.8       63.00
El Paso Energy                        2.0       11.8      13.8       41.00
Reliant Energy                        5.4        7.6      13.0       32.00
Edison International                  4.3        6.0      10.3       30.50
ALTERNATIVE PEER GROUP
AES                                    --       26.3%     26.3%     $60.00
Calpine                                --       24.3      24.3      109.00
Enron                                 1.2%      14.9      16.1       50.00
------------------------------------------------------------------------------



(1) As of 9/15/99.
(2) Fifty-two week high closing price per FactSet research.
(3) Based on mean estimates per I/B/E/S International.
(4) Average per equity research analysts' reports - one year target price.


CREDIT | FIRST
SUISSE | BOSTON                                               LEHMAN BROTHERS

SITUATION ANALYSIS
================================================================================

INVESTOR PERCEPTIONS IMPACTING STOCK PERFORMANCE

THE FOLLOWING COMMENTARY IS BASED UPON DIALOGUE WITH RESEARCH ANALYSTS AND INSTITUTIONAL INVESTORS AND PUBLICLY AVAILABLE INFORMATION AVAILABLE FROM EQUITY RESEARCH ANALYSTS

o Regulated acquisitions are perceived to slow growth

  -- Lack of clarity over sources of growth

  -- Loss of Indonesia was the end of the visible development pipeline

o Analysts "parrot" the company's message but do not fully understand the Company or its numbers

o Investment thesis is not understood - uncertain whether the Company is a utility or higher growth IPP company; creates confusion among investor universe

  -- Greater balance sheet leverage than utility peers

o General uncertainty as to who will be the winners and losers in new competitive markets and as to timing of deregulation - may take years to become clear

o Company and CEO are linked in investors' minds; management succession

o Too much asset concentration and focus on managing assets

  -- Asset concentration In Philippines may deter some stock buyers and/or result in a discount to the underlying earnings power

  -- Deal velocity is critical to growth

  -- Limited announcements since Monarch acquisition

o Concern over Northern Electric rate review and resulting ability to meet earnings estimates

  -- Monarch's stock was significantly more affected than other U.S. companies with REC investments given Northern's relative contribution to Monarch

  -- Major research analysts did not change their ratings on TXU, GPU and Scottish/Southern, while for Monarch, two analysts provided negative commentary on the Company's stock


CREDIT | FIRST
SUISSE | BOSTON                                               LEHMAN BROTHERS

STRATEGIC ALTERNATIVES
================================================================================
STATUS QUO - CONSIDERATIONS

o Projections show near term earnings growth predominantly from Philippines (i.e. Casecnan)

o    Base case earnings reflect indefinite tax deferral (Philippines)

MONARCH FINANCIAL PROJECTIONS(1)
(DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

----------------------------------------------------------------------------------------
                                                   PROJECTED
                             --------------------------------------------------- CAGR
                              1999E      2000E      2001E     2002E     2003E    99-03
----------------------------------------------------------------------------------------
Revenue                      $4,184      $4,841     $5,337   $5,461    $5,717    8.1%
EBITDA                        1,156       1,207      1,372    1,437     1,500    6.7%
EBIT                            734         710        837      895       956    6.8%
Pretax Earnings                 356         331        416      490       583   13.1%
Diluted EPS                   $2.31       $2.85      $3.39    $3.90     $4.44   17.7%
Debt / Capitalization          84.5%       77.6%      73.4%    70.1%     65.5%   --
----------------------------------------------------------------------------------------

(1) Internal projections as of 9/10/99. Excludes nonrecurring and extraordinary items.


PRETAX EARNINGS BY SEGMENT(2)
(DOLLARS IN MILLIONS)


-------------------------------------------------------------------------------------------
                                                    PROJECTED
                               --------------------------------------------------  CAGR
SEGMENT                         1999E     2000E       2001E     2002E      2003E   99-03
-------------------------------------------------------------------------------------------
U.S. Generation(3)               $90       $52        $66        $81        $95     1.4%
Philippines(4)                    67        81        127        139        158    24.0%
CE UK Funding                    178       168        158        162        168    (1.4%)
Monarch (US only)                215       183        202        222        247     3.5%
Realty(4)                         11        20         30         41         53    50.1%
                                 ---       ---        ---        ---        ---
Gross Pre-Tax Earnings(5)        561       504        583        645        721     6.5%

(2) Internal projections as of 9/10/99. Excludes nonrecurring and extraordinary items

(3) Includes 50% CE Generation, 100% Zinc, 100% Americas Development,100% of US Geothermal Other and 100% of Cordova , excludes the gain from the sale of Coso and CE Gen.

(4) Excludes minority interest for the Philippines; excludes 35% minority interest for Realty

(5) Excludes corporate administration, project development, other corporate and interest expenses

CREDIT | FIRST
SUISSE | BOSTON                                               LEHMAN BROTHERS

STRATEGIC ALTERNATIVES
================================================================================

RESTRUCTURING ALTERNATIVES
---------------------------------------------------------------------------------------------------------------------
                          RECAPITALIZATION
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
PROS                      o Shareholders self tender

                          o Perceived as shareholder friendly

                          o More common and tax efficient than special dividend

                          o Accretive to EPS
---------------------------------------------------------------------------------------------------------------------
CONS                      o One time event; may not have a lasting benefit

                          o Premium can be viewed as expensive

                          o Requires shareholder action

                          o Ratings impact; depending upon size, likely to be two notches

                          o Benefit of share buyback depends on story and, consequently, P/E multiple expansion

                          o May require conversion price adjustment in convertible preferred securities

                          o Sale of IPP or Philippine assets would be highly dilutive and send a negative strategic message to the market
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
REGULAR DIVIDEND
---------------------------------------------------------------------------------------------------------------------

PROS                      o Positive signaling event regarding cash flow certainty

                          o Shareholder receives greater current yield
--------------------------------------------------------------------------------------------------------------------
CONS                      o Signals growth is declining, less positive NPV uses of cash

                          o Potential to negate benefit of indefinite tax deferral

                          o Reduced financial flexibility

                          o Shareholder base may transition to more risk averse traditional utility profile

                          o May require conversion price adjustment in convertible preferred securities

                          o Requires on-going growth to be effective

                          o Potential negative credit implications

--------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
      RECAPITALIZATION RELIES ON P/E EXPANSION TO CREATE SIGNIFICANT VALUE
--------------------------------------------------------------------------------


CREDIT | FIRST
SUISSE | BOSTON                                               LEHMAN BROTHERS

STRATEGIC ALTERNATIVES
================================================================================
RECAPITALIZATION ANALYSIS

              VALUE AND EARNINGS IMPACT - (WALL STREET ESTIMATES)

                                                                  BUYBACK AS A
                                                                PERCENT OF SHARES
($ millions except for per share data)                             OUTSTANDING
ASSUMPTIONS                                                             23%
---------------------------------------------------------------------------------
Share Price                                 $31.00   as of          09/13/99
Fully Diluted Shares Outstanding(1)          73.78
Tax Rate                                       39%
Cost of Incremental Debt                     9.69%
New Debt Acquired                             $510
Debt Paid Down                                $130
OPIC Funds                                    $230 @ opportunity cost of 5.5%
Market Value                                                         $2,287.3
Value of Shares Repurchased @                  15% premium             $600.0
---------------------------------------------------------------------------------
2000E Adjusted Net Income(2)                                           $159.3
Pro Forma Shares Outstanding                                           56.953

IMPLIED EQUITY VALUE                        MULTIPLE
Current Multiple                             12.1x                   $1,921.4
+1 Multiple Point                            13.1x                   $2,080.7
+2 Multiple Points                           14.1x                   $2,240.0
+3 Multiple Points                           15.1x                   $2,399.3
---------------------------------------------------------------------------------
IMPLIED VALUE TO SHAREHOLDERS               MULTIPLE
Current Multiple                             12.1x                   $2,521.4
+1 Multiple Point                            13.1x                   $2,680.7
+2 Multiple Points                           14.1x                   $2,840.0
+3 Multiple Points                           15.1x                   $2,999.3
---------------------------------------------------------------------------------
EARNINGS IMPACT ANALYSIS
EPS - Status Quo(3)                          $2.57
EPS - Post Capitalization                                               $2.80
---------------------------------------------------------------------------------
      Accretion/(Dilution)                                               8.8%
---------------------------------------------------------------------------------

(1)  Average of CSFB and Lehman Brothers' research analyst shares outstanding
(2)  Assumes transaction fees of 200bp added to debt issuance
(3)  Average of CSFB and Lehman  Brothers earnings estimates used.


CREDIT | FIRST
SUISSE | BOSTON                                               LEHMAN BROTHERS

STRATEGIC ALTERNATIVES
================================================================================
DIVIDEND POLICY IMPLEMENTATION ANALYSIS


ANNOUNCEMENT OF A DIVIDEND AT MONARCH WOULD HAVE NEGATIVE CREDIT IMPLICATIONS (Dollars millions, except per share amounts)


DIVIDEND VALUATION ANALYSIS                             2000      2001      2002      2003     2004
                                                        ----      ----      ----      ----     ----
Net Income (Adjusted for after-tax interest expense    $186.7    $213.6    $236.6    $262.3   $291.1
Annual Dividend @ 25% Payout Ratio                      $47.4     $55.0     $61.6     $69.1    $77.5


COMPANY VALUATION ANALYSIS     P/E MULTIPLE             TOTAL SHAREHOLDER CASH FLOWS
                                               -------------------------------------------------
                                   13.6x          $47.4     $55.0     $61.6     $69.1   $4,023.3
      99E P/E AS AT 9/13/1999      14.6x          $47.4     $55.0     $61.6     $69.1   $4,314.4
                                   15.6x          $47.4     $55.0     $61.6     $69.1   $4,605.5


PRESENT VALUE OF TOTAL SHAREHOLDER CASH FLOWS PER SHARE


                                                   IMPLIED PRICE PER SHARE      PREMIUM TO CURRENT PRICE

                                                       COST OF EQUITY                COST OF EQUITY
                                                   -----------------------      -------------------------
                               P/E MULTIPLE        11.7%    12.7%    13.7%      11.7%     12.7%     13.7%
                                                   -----------------------      -------------------------
                                   13.6x           $33.72  $32.30   $30.95       8.8%      4.2%     (0.2)%
      99E P/E AS AT 9/13/1999      14.6x           $35.99  $34.47   $33.03      16.1%     11.2%      6.5%
                                   15.6X           $38.25  $36.64   $35.10      23.4%     18.2%     13.2%


KEY ASSUMPTIONS
--------------------------------------------------------------------------------
73.783 million fully diluted shares outstanding are average from CSFB and Lehman Brothers' research analyst estimates for year end 1999

Earnings are CSFB and Lehman Brothers' average for 2000-01, and I/B/E/S earnings growth rate of 12.1% applied thereafter

Dividend is 100% financed at 10.00%;

Marginal tax rate of 39%

Monarch cost of equity of 12.7%

CREDIT | FIRST
SUISSE | BOSTON                                               LEHMAN BROTHERS

STRATEGIC ALTERNATIVES
================================================================================
RECAPITALIZATION



HOLDING COMPANY LEVERAGE CAPACITY ANALYSIS
------------------------------------------------------------------------------------------------------------------------------------
                                                  S&P SENIOR UNSECURED RATINGS (1)       MONARCH PROFORMA

                                      MONARCH                                                 $600 MM
FINANCIAL RATIO                       YE 2000         BBB- / BB+          BB                 BUYBACK
------------------------------------------------------------------------------------------------------------------------------------
Total Debt / Total Capitalization      76%              57%               64%                 82.8%
FFO / Interest Coverage              2.38x             2.7x              1.8x                 2.20x
Pre-Tax Interest Coverage            1.65x             2.2x              1.3x                 1.52x
FFO / Avg. Total Debt                10.6%              18%               12%                  9.9%
ROE                                  13.4%                   11% - 13% (2)                    19.4%
------------------------------------------------------------------------------------------------------------------------------------
Accretion/ (Dilution)                                                                          8.8%
------------------------------------------------------------------------------------------------------------------------------------

(1) Figures represent the average range for utility companies within each rating category - companies may have ratios greater or less than the range. Standard & Poor's ratings information obtained from Standard & Poor's
    Global Sector Review (Utilities), December 1998.
(2) Regulated ROE Range

--------------------------------------------------------------------------------
          EXPECT "BB" RATINGS OUTCOME AT MONARCH HOLDINGS AND "BBB" AT
                      NORTHERN ELECTRIC AND MONARCH ENERGY
--------------------------------------------------------------------------------

CREDIT | FIRST
SUISSE | BOSTON                                               LEHMAN BROTHERS

STRATEGIC ALTERNATIVES
================================================================================


POTENTIAL TRANSFORMING MERGERS & ACQUISITIONS
(DOLLARS IN MILLIONS)
------------------------------------------------------------------------------------------------------------------------------------
                                              P/E RATIO
                              MARKET      -----------------
COMPANY                       VALUE       1999E       2000E       RATING (1)             CONSIDERATIONS
------------------------------------------------------------------------------------------------------------------------------------
POTENTIAL MERGER PARTNERS
------------------------------------------------------------------------------------------------------------------------------------
TransAlta                     $2,239      15.1x        13.4x     A+/ AA-Low (4)   o  Combination Utility and IPP
                                                                                  o  Attractive footprint
------------------------------------------------------------------------------------------------------------------------------------
TransCanada                   $6,619      15.2x        14.3x          A-/A2       o  4th largest energy services company in North
                                                                                     America
                                                                                  o  Potential to be a formidable competitor to
                                                                                     Duke, Enron and PG&E
------------------------------------------------------------------------------------------------------------------------------------
Unicom                        $8,273      14.8x        12.3x    BBB (2)/Baa3 (3)  o  5th largest US electric utility
                                                                                  o  Turnaround underway, growth is next
------------------------------------------------------------------------------------------------------------------------------------
Westcoast Energy              $2,221      15.1x        12.5x        A-Low (4)     o  Distribution and pipeline focus
                                                                                  o  Engage Energy - energy marketing company
------------------------------------------------------------------------------------------------------------------------------------
POTENTIAL SELLERS
------------------------------------------------------------------------------------------------------------------------------------
MCN Energy                    $1,547      14.9x        11.7x     BBB+ (1) / Baa3  o  1.2mm customers
                                                                                  o  Developing pipeline and generation strategy
------------------------------------------------------------------------------------------------------------------------------------
Minnegasco                      NA          NA           NA       NR/ Baa3 (2)    o  630,000 customers
                                                                                  o  High growth metropolitan market
------------------------------------------------------------------------------------------------------------------------------------
NICOR                         $1,848      14.6x        13.4x        A+/A2 (3)     o  2mm incremental customers
                                                                                  o  A gas platform with tremendous electric supply
                                                                                     potential
                                                                                  o  Attractive market access
------------------------------------------------------------------------------------------------------------------------------------
Peoples Energy                $1,317      15.9x        13.8x         A+ / NR      o  830,000 customers
                                                                                  o  Attractive market access
------------------------------------------------------------------------------------------------------------------------------------
Western Resources             $1,498      11.5x        10.5x        BBB/Baa1      o  Operational and financial problems exist
                                                                                  o  Not specifically for sale but given share price
                                                                                     performance, could be in play soon
                                                                                  o  1.1mm utility customers
                                                                                  o  Attractive break-up play
------------------------------------------------------------------------------------------------------------------------------------


(1) Senior unsecured unless specified
(2) Issuer credit
(3) Rating of Commonwealth Edison
(4) Canadian Bond Rating Service and Dominion Rating Service

CREDIT | FIRST
SUISSE | BOSTON                                               LEHMAN BROTHERS

                                                                              16
STRATEGIC ALTERNATIVES
================================================================================

POTENTIAL INCREMENTAL ACQUISITIONS
(DOLLARS IN MILLIONS)
------------------------------------------------------------------------------------------------------------------------------------
                                                          P/E RATIO
                                          MARKET      -----------------
COMPANY                                   VALUE       1999E       2000E       RATING (1)           CONSIDERATIONS
------------------------------------------------------------------------------------------------------------------------------------
COMPANIES / ASSETS LISTED FOR SALE
------------------------------------------------------------------------------------------------------------------------------------
Citizens Utilities (electric,              NA          NA           NA          NA        o  Electric, gas and water assets being
gas & water)                                                                                 auctioned-- first round bids due end of
                                                                                             October
                                                                                          o  Widely disparate assets with
                                                                                             questionable relevance to Monarch
------------------------------------------------------------------------------------------------------------------------------------
Portland General                           NA          NA           NA         A/A2 (5)   o  Electric company being auctioned --
                                                                                             first round bids due September 17th
                                                                                          o  Attractive generation portfolio and
                                                                                             service territory
                                                                                          o  Non-contiguous nature and size
                                                                                             considerations make this deal difficult
------------------------------------------------------------------------------------------------------------------------------------
TNP                                      $502         13.5x        12.1x    BBB (6)/ Baa3 o  Electric company for sale
                                                                                          o  Strategic imperative low to Monarch
------------------------------------------------------------------------------------------------------------------------------------
Virginia Natural Gas                       NA          NA           NA        AA-/A2(7)   o  Gas company for sale as part of
                                                                                             negotiated settlement with VA PUC in
                                                                                             the DRI/CNG merger-- process should
                                                                                             begin early next year
------------------------------------------------------------------------------------------------------------------------------------

POTENTIAL GENERATING ASSET ACQUISITIONS (8)


                                         TOTAL
SELLER                               CAPACITY (MW)  (1)     FUEL                NERC REGION       TIMING
------------------------------------------------------------------------------------------------------------------------------------
Central Hudson Gas & Electric              972           Coal/ Gas/ Oil         NPCC              1999
------------------------------------------------------------------------------------------------------------------------------------
Conectiv                                 1,616           Coal/ Oil              MAAC              1999
------------------------------------------------------------------------------------------------------------------------------------
Nevada Power Co./ Sierra Pacific         2,710           Coal/ Gas/ Oil/ Water  WSCC              1999
------------------------------------------------------------------------------------------------------------------------------------
Niagara Mohawk Power                       700           Gas/ Oil               NPCC              2000
------------------------------------------------------------------------------------------------------------------------------------
PEPCO                                    6,580           Coal/ Gas/ Oil         MAAC              2000
------------------------------------------------------------------------------------------------------------------------------------
Tucson Electric Power                    1,713           Coal/ Gas              WSCC              2000
------------------------------------------------------------------------------------------------------------------------------------

(1) Issuer Credit
(2) Rating of Reliant Minnegasco
(3) Issuer Credit Rating/ Preferred
(4) Issuer Credit
(5) Issuer Credit / Senior Unsecured Shelf
(6) Senior Secured
(7) Rating of Consolidated Natural Ga
(8) Excludes all nuclear generation assets for sales

CREDIT | FIRST
SUISSE | BOSTON                                               LEHMAN BROTHERS

                                                                              17
STRATEGIC ALTERNATIVES
================================================================================

OVERVIEW OF NICOR, INC.

                                   -------------------------------------
                                             [GRAPHIC OMITTED]
                                              NICOR ENERGY
                                     HEADQUARTERED IN NAPERVILLE, IL
                                   -------------------------------------
                                                   |
                                                   |
            ----------------------------------------------------------------------------------
            |                                      |                                          |
            |                                      |                                          |
-------------------------------   --------------------------------------    ----------------------------------------
         NICOR GAS                        NICOR TROPICAL SHIPPING                        NICOR ENERGY
-------------------------------   --------------------------------------    ----------------------------------------
o The nation's fifth largest       o One of the largest containerized         o  Has been active in supplying
  natural gas distributor            cargo carriers in the Caribbean.            retail customers through NICOR
  and accounts for about 90%                                                     Gas' Customer Select Program,
  of NICOR's operating income.     o The company's shipments consist             the utility's retail access
                                     primarily of southbound cargo               pilot program
o Serves about 1.9 million           such as building materials, food
  customers in a service             and other necessities for
  territory that encompasses         developers, manufacturers and
  most of the northern third         residents in the Caribbean
  of Illinois, excluding the
  city of Chicago.                 o Owned fleet consists of 13
                                     vessels with a container
                                     capacity totalling
                                     approximately 3,100 TEUs.
  -------------------------           --------------------------------

o 1998 Revenue of $1,229.0MM       o 1998 Revenue of $224.5MM
o 1998 Operating Income of         o 1998 Operating Income of $27.6MM
  $185.5MM
-------------------------------   --------------------------------------    ----------------------------------------


CREDIT | FIRST
SUISSE | BOSTON                                               LEHMAN BROTHERS

STRATEGIC ALTERNATIVES
================================================================================
OVERVIEW OF NICOR, INC.


------------------------------------------------------------------------------
                         STRATEGIC CONSIDERATIONS
------------------------------------------------------------------------------
o   Transaction Rationale:

    -  1.9 million additional customers
    -  Attractive electric access
    -  Platform to build a super-regional energy company
    -  Contiguous nature and size considerations minimize regulatory concerns

o   [TEXT REDACTED]
------------------------------------------------------------------------------

------------------------------------------------------------------------------
                        FINANCIAL PERFORMANCE / VALUATION
------------------------------------------------------------------------------
(US$ in Millions)          1998(1)                1999(2)             2000(2)
                           -------                -------             -------
Revenues                   $1,465                 $1,490              $1,520
  % Growth                  (26.5%)                  1.7%                2.0%
EBITDA                        361                    373                 390
EBITDA Margin                24.6%                  25.0%               25.6%
Diluted EPS(3)              $2.42                  $2.60               $2.80
% Growth                     (7.3)%                  7.4%                7.7%
P/E Ratio                    16.1x                  15.0x               13.9x
AMV / EBITDA                  6.4x                   6.2x                5.9x
Debt / Capitalization          42%
                                                   MV:                $1,838
     Price (9/16/99):      $38.96                  AMV:               $2,305
  52-week High / Low:  $44.44 / $34.13             Dividend:            3.9%
------------------------------------------------------------------------------
(1) Source:  NICOR 1998 Annual Report.
(2) Source:  Equity research report.
(3) Excludes discontinued operations.

------------------------------------------------------------------------------
                                REVENUE BREAKDOWN
------------------------------------------------------------------------------
  (US $ IN MILLIONS)

GAS DISTRIBUTION      84%
SHIPPING              15%
OTHER NICOR VENTURES   1%

1998 REVENUES = $1,465
------------------------------------------------------------------------------

------------------------------------------------------------------------------
                         INDEXED STOCK PRICE PERFORMANCE
------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]


------------------------------------------------------------------------------
CREDIT | FIRST
SUISSE | BOSTON                                               LEHMAN BROTHERS

STRATEGIC ALTERNATIVES
================================================================================
OVERVIEW OF NICOR, INC.

--------------------------------------------------------------------------------
                              SHAREHOLDER PROFILE
--------------------------------------------------------------------------------

TOP FIVE INSTITUTIONAL HOLDERS                      % OF TOTAL
------------------------------                      ----------

USAA Investment Management Company                     4.6%

Barclays Bank PLC                                      3.8%

Prudential Insurance Co of America                     3.7%

PIMCO Advisors LP                                      3.6%

First Union Corporation                                3.6%


HOLDINGS BY SHAREHOLDER TYPE
-----------------------------
Institutions and Mutual Funds                           76%
Insiders                                                 2%
Other / Retail                                          22%
                                                     ------
TOTAL                                                  100%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              MANAGEMENT AND BOARD
--------------------------------------------------------------------------------

SENIOR MANAGEMENT TEAM             AGE                     TITLE
----------------------             ---                     -----

Thomas I. Fisher                    54         Chairman, President & CEO
David L. Cyranoski                  55         Sr. VP, Secretary and Treasurer
George M. Behrens                   43         VP & CAO
Philip Cali                         51         Sr. VP Operations





SELECTED BOARD MEMBERS             AGE            OTHER AFFILIATIONS
-----------------------            ---            ------------------
Bruce Bickner                       55     McDonald's Corp., Director
Thomas A. Donahoe                   63     Price Waterhouse, Vice Chairman (Ret)
Charles Locke                       70     Former Chairman & CEO, Morton Int'l
Sidney Petersen                     68     Former Chairman & CEO, Getty Oil


--------------------------------------------------------------------------------

CREDIT | FIRST
SUISSE | BOSTON                                               LEHMAN BROTHERS

STRATEGIC ALTERNATIVES
================================================================================
PRO FORMA IMPACT OF ACQUIRING NICOR AT 30% PREMIUM
--------------------------------------------------------------------------------
ASSUMPTIONS
o Merger accounted for with            o Net income and shares outstanding based
  purchase accounting                    on CSFB and LB earnings estimates
o NICOR share price of $39.00          o Asset write-up of 30% amortized over
o Monarch share price of $31.00          30 years;
o December 31, 1999 closing date         Goodwill amortized over 40 years
o Tax rate of 39%


--------------------------------------------------------------------------------
                                SOURCE OF FUNDS
--------------------------------------------------------------------------------
Cash on Hand                               13%           $325.0
Issuance of BidCo Debt@7.50%               41%          1,000.0
Issuance of Monarch Debt @8.00%            17%            415.0
Issuance of Trust Preferred                 0%              --
Issuance of Equity                         29%            707.4
                                                      ---------
TOTAL PROCEEDS                                         $2,447.4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  USES OF FUNDS
--------------------------------------------------------------------------------
NICOR Shares Outstanding                     47.29
Current Share Price                         $39.00
Premium                                         30%
Purchase Price Per Share                    $50.70
Purchase of Equity                        $2,397.4
Transaction Costs                             50.0
                                          ---------
TOTAL USES                                $2,447.4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              MONARCH STAND ALONE
--------------------------------------------------------------------------------
                              2000E              2001E
                          --------------     --------------
Net Income                    $189.6            $219.9
Shares Outstanding              73.8              73.8
Fully Diluted EPS              $2.57             $2.98
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    PRO FORMA
--------------------------------------------------------------------------------
                                      2000E          2001E
                                   -----------    -----------
Combined Net Income                  $217.3          $257.4
New Shares Issued                     23.51           23.51
Pro Forma Shares                      97.29           97.29
Pro Forma EPS                         $2.23           $2.65
$ Accretion/ (Dilution)              $(0.34)         $(0.33)
% Accretion/ (Dilution)               (13.1)%         (11.2)%
Pretax Synergies to Break-Even        $53.6           $53.4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    PRE-TAX SYNERGIES REQUIRED TO BREAKEVEN
--------------------------------------------------------------------------------
MONARCH SHARE PRICE              2000E                  2001E
-------------------           ---------               ----------
     $31.00                     $53.6                   $53.4
      33.00                      47.6                    46.4
      35.00                      42.3                    40.2
      37.00                      37.6                    34.7
--------------------------------------------------------------------------------

CREDIT | FIRST
SUISSE | BOSTON                                               LEHMAN BROTHERS

                                                                              21
STRATEGIC ALTERNATIVES
================================================================================

SALE OF MONARCH
--------------------------------------------------------------------------------
                                  DESCRIPTION
--------------------------------------------------------------------------------
o  Sale for cash or stock at a control premium

o Strategic or financial buyer possible, in the case of a financial buyer, could possibly include management

o  Buyers will analyze opportunity on basis of:
   -  Asset platform
   -  Management quality
   -  Pro forma credit and EPS impact
   -  Regulatory feasibility
   -  Due diligence issues
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 CONSIDERATIONS
--------------------------------------------------------------------------------
SALE OF MONARCH TO STRATEGIC BUYER
PROS
o  Potential for substantial premium
o  Stock transaction component provides continued upside participation
o  May be able to generate substantial synergies
o  Significant financial capacity
o  Tax efficient cash distribution to shareholders

CONS
o Certain issues reduce the likelihood of a higher end premium
   - Limited qualified buyer universe
   - Divestiture risk for certain assets
   - EPS impact
   - UK regulatory uncertainty
   - Significant goodwill
   - Regulatory concerns, particularly IUB
   - Indonesia-related uncertainties
   - Increased potential for diligence-related discounts and extensive delays
   - Synergies weighted towards Northern Electric since MEC expected to be near 14% ROE cap

SALE OF MONARCH TO FINANCIAL BUYER

PROS
o  Potential for substantial premium
   - Financial engineering
   - Asset sales

o  Can be used to motivate strategic buyers
o If management participates, less potential for diligence-related discount risks, delay and regulatory risks

CONS
o Synergies limited to management capabilities, reduced capital expenditures and savings and financial reengineering
o  Transaction execution risk
--------------------------------------------------------------------------------


CREDIT | FIRST
SUISSE | BOSTON                                               LEHMAN BROTHERS

                                                                              22
STRATEGIC ALTERNATIVES
================================================================================

MONARCH
($ in millions, except per share data)
--------------------------------------------------------------------------------
                                VALUATION SUMMARY
--------------------------------------------------------------------------------

                                                  CURRENT PRICE: $31.00
                                                            |
COMPARABLE  COMPANIES                          $27.11       |     $35.16
                                                            |
COMPARABLE TRANSACTIONS                                $31.97          $40.02
                                                            |
DCF ANALYSIS - 9/10 BASE CASE                     $28.50    |         $38.92
                                                            |
SUM OF THE PARTS                                     $29.56 |       $37.13
                                                            |
LBO ANALYSIS                                               $33.00  $37.00
                                                            |
ANALYSTS TARGET PRICE (1)                                   |  $35.00     $41.00
                                                            |
LAST TWO YEARS TRADING RANGE             $22.94             |            $39.63

--------------------------------------------------------------------------------
(1) Range includes CSFB, Lehman Brothers, JP Morgan, DLJ, Salomon Smith Barney, Merrill Lynch and Morgan Stanley
(2) Current stock price as of September 15, 1999.

CREDIT | FIRST
SUISSE | BOSTON                                               LEHMAN BROTHERS

STRATEGIC ALTERNATIVES
================================================================================

COMBINATION ANALYSIS ASSUMPTIONS

o Purchase Price of $37.00 per Monarch share, 19% premium to September 13, 1999 close

o Monarch fully diluted shares of 73.8 million, includes the conversion of Series 1 and 2 of the convertible preferred securities and the exercise of
   6.4 million management options

o  Financing: 60% equity, 24.5% debt and 15.5% MEC cash

o 8.00% debt rate for UtiliCorp, 8.50% debt rate for CMS Energy and 7.65% debt rate used for all other potential Acquirors

o  39% tax rate

o  Purchase Accounting

o Goodwill amortization of 40 years for U.S. companies, 20 years for PowerGen and Tractebel

   -  No asset write-up assumed

o  Acquiror dividend policy retained

o Average of CSFB and Lehman Brothers' equity research analyst earnings projections for Monarch as of September 13, 1999

o I/B/E/S consensus earnings and growth estimates as of September 13, 1999 used for each Acquiror

o  No Synergies

CREDIT | FIRST
SUISSE | BOSTON                                               LEHMAN BROTHERS

                                                                              24
STRATEGIC ALTERNATIVES
================================================================================


POTENTIAL STRATEGIC ACQUIRORS - TIER 1 (DOLLARS IN MILLIONS)
------------------------------------------------------------------------------------------------------------------------------------
                                                                            PRO FORMA
                                                             SENIOR        2001 ACC/DIL /
                       MV             1999       CREDIT      PRE-TAX         SR. DEBT/
COMPANY               (MM)             P/E       RATING    B/E SYNERGIES     CAPITAL               KEY BUYER CONSIDERATIONS
------------------------------------------------------------------------------------------------------------------------------------
British Energy      $4,962.1 (1)      16.4x        A-        (9.6%)            60.1%    o  Preliminary indication of interest in
                                                            $74.4                          Northern not compelling
                                                                                        o  Potential partner in a break-up
                                                                                        o  Aggressive growth plans in U.S. and U.K.
------------------------------------------------------------------------------------------------------------------------------------
CMS                 $4,136.4          12.5x        BB        (9.4%)            73.0%    o  Significant international and generation
                                                            $90.0                          interests
                                                                                        o  Complementary asset portfolios
                                                                                        o  One wheel; electric and gas currently
                                                                                        o  Limited leverage capacity and stock that
                                                                                           is currently weak
                                                                                        o  '35 Act constraints
------------------------------------------------------------------------------------------------------------------------------------
PowerGen            $6,693.0           9.1x        A        (12.8%)            66.2%    o  [TEXT REDACTED]
                                                                                        o  No market power / '35 Act constraints /
                                                                                           ownership of non-energy assets
------------------------------------------------------------------------------------------------------------------------------------
Texas Utilities    $10,797.0          12.4x        BBB       (7.0%)            69.9%    o  Synergies with Northern
                                                           $140.5                       o  '35 Act registration / 3 wheels
                                                                                           integration / Texas state approval
------------------------------------------------------------------------------------------------------------------------------------
Tractebel          $15,074.9 (2)      27.8x        NA         0.5%             54.0%    o  Aggressive international growth strategy
                                                               NA                       o  Pending Suez Lyonnaise proposal for
                                                                                           additional shares
                                                                                        o  Currently exploring $5 BN + U.S.
                                                                                           transaction
                                                                                        o  Leverage capacity available
                                                                                        o  No market power / '35 Act constraints /
                                                                                           ownership of non-energy assets
------------------------------------------------------------------------------------------------------------------------------------
Unicom              $8,381.6          15.0x        BBB+      (3.3%)            65.8%    o  Complementary Midwest service territories
                                                            $46.3                       o  International expansion capabilities
                                                                                        o  Substantial cash from sale of generation
                                                                                           assets
                                                                                        o  Focus will be on T&D in U.S.
                                                                                        o  PECO / Unicom merger rumored
------------------------------------------------------------------------------------------------------------------------------------
UtiliCorp           $2,153.1          13.2x        BBB       (8.6%)            70.0%    o  Component of strategy involves Midwest
                                                            $46.4                          retail customer "roll up"
                                                                                        o  Regulatory approvals will be long and
                                                                                           likely to be drawn out (Western / KCPL
                                                                                           saga)
------------------------------------------------------------------------------------------------------------------------------------

(1)  U.S. $1.62 dollars per Pound
(2)  U.S. $1.04 dollars per Euro

CREDIT | FIRST
SUISSE | BOSTON                                               LEHMAN BROTHERS

STRATEGIC ALTERNATIVES
================================================================================

POTENTIAL STRATEGIC ACQUIRORS - TIER 2
--------------------------------------------------------------------------------

                                                                                            MV         SENIOR CREDIT
COMPANY                            KEY BUYER CONSIDERATIONS                                (MM)           RATING          1999 P/E
------------------------------------------------------------------------------------------------------------------------------------
AEP                    o Generation focused; largest U.S. generation portfolio
                         pro forma CSW transaction                                         $6,986.2       BBB+         13.3x
                       o U.S. portfolio proximate to AEP
                       o Acquiror state approval process / expect more merger
                         delays
                       o SEEBOARD and Yorkshire assets; ability to own three UK
                         REC's unlikely
------------------------------------------------------------------------------------------------------------------------------------
AMEREN                 o Geographic proximity                                              $5,385.7       A+           13.4x
                       o Management not transactional oriented / Leverage
                         capacity available
------------------------------------------------------------------------------------------------------------------------------------
Cinergy                o Generation focused; geographically proximate to Monarch assets    $4,816.2       BBB+         13.6x
                       o One wheel integration; registered holding company adds
                         complexity
                       o Poor share price performance recently; needs to do a deal
------------------------------------------------------------------------------------------------------------------------------------
DTE Energy             o Generation focused; actively searching for IPP investment         $5,602.4       A-           12.0x
                       o Geographically proximate
                       o One wheel integration / 1935 Act Registration
------------------------------------------------------------------------------------------------------------------------------------
NCE / NSP (1)          o Complementary IPP, U.S. and U.K. assets / pending
                         merger creates timing challenges                                  $7,445.9       A+           11.6x
                       o Yorkshire interest may preclude ownership of Northern
                       o Registered holding company adds complexity
------------------------------------------------------------------------------------------------------------------------------------
Reliant Energy         o International and generation focus / leverage capacity
                         available                                                         $8,430.7       BBB+         13.8x
                       o 1935 Act registration / 3 wheels integration / Texas
                         state approval
------------------------------------------------------------------------------------------------------------------------------------
Spanish Utilities      o Generation focus  - T/D appetite but substantially less
(Endesa / Iberdrola)     than generation interest                                           Endesa                     15.4x
                       o Not a major contender in London Electric plc sale                $18,678.0       A+
                       o No market power / '35 Act constraints / ownership of
                         non-energy assets                                                Iberdrola                    17.1x
                                                                                          $12,734.1(3)    AA-
------------------------------------------------------------------------------------------------------------------------------------
TransCanada Pipelines  o Searching for a solution to languishing stock price               $7,002.0       A-           15.5x
                       o Pipeline assets provide hedging and related growth
                         opportunities
                       o No market power / '35 Act constraints / ownership of
                         non-energy assets
------------------------------------------------------------------------------------------------------------------------------------
Wisconsin Energy       o Solid generation portfolio; geographically proximate to
                         Monarch assets                                                    $2,826.8       AA+          12.3x
------------------------------------------------------------------------------------------------------------------------------------

(1) Assumed NSP as acquiror
(2) 1.04 Dollars per Euro


CREDIT | FIRST
SUISSE | BOSTON                                               LEHMAN BROTHERS

                                                                              26
STRATEGIC ALTERNATIVES
================================================================================

POTENTIAL ACQUIRERS OF MONARCH - FINANCIAL BUYERS ANALYSIS

o In addition to the universe of potential strategic acquirors, we believe that Monarch would likely generate interest among financial acquirors

o There is a relatively well defined group of financial buyers that have a demonstrated interest in the Company's sector and would consider an investment in this size range

RESULTS SUMMARY

Based on the results of our LBO analysis we conclude that:

o  A BB rating can be achieved at the parent and holding company levels

o With approximately $1.2 - $1.5 billion of equity and a $1 billion Senior Debt Acquisition Facility an investment grade BBB rating would be maintained at Monarch Energy and Northern Energy

o Under another scenario, approximately $700 million - $1 billion of equity capital would be required with $500 million of Senior Subordinated Debt financing; credit ratings could possibly fall to low BB and potentially place the utility ratings at the low end of the investment grade range

o Based on a 5 year exit strategy, a financial buyer would expect IRR's in the 25% area

o  Several hurdles must be cleared, including:

   - Satisfying potentially restrictive bond covenants
   - Raising acquisition financing
   - Meeting regulatory expectations

CREDIT | FIRST
SUISSE | BOSTON                                               LEHMAN BROTHERS

STRATEGIC ALTERNATIVES
================================================================================

POTENTIAL ACQUIRERS OF MONARCH - LBO ANALYSIS

ASSUMPTIONS

o Monarch becomes a BB rated entity upon recapitalization at the holding company

o Expected IRR based on a 5 year exit and terminal EBITDA multiple range between 7.00x and 8.00x

o  Interest rate of 10.00% on Acquisition Credit Facility of $1,000 million

   - Interest rate of 11.50% on Senior Subordinated Debt of $500 million

o  Parent Company debt of $1,968 million is refinanced at 10.00%

   - Includes 1% call premium

o  All other debt remains outstanding to the extent feasible

   - Post-closing, a Utility and Project level debt financing rate of 8.00% is used

o Transaction based on $33.00 - $37.00 share price and 77.9 million fully diluted shares outstanding (including the exercise of 6.4 million management options) and conversion of all convertible preferred securities

   - 25% IRR target for Financial Buyer used to establish valuation range for Base Case

o Assumes parent company forecast as provided by Monarch on September 10, 1999 (Base Case)

   - EBITDA for Philippines and Casecnan are excluded in terminal year; Their average valuation from the "Sum of the Parts" Valuation Analysis is included in the equity value

   - Capital Company is assumed to be sold for $115 million

o Effective tax rate assumed to be 39%

CREDIT | FIRST
SUISSE | BOSTON                                               LEHMAN BROTHERS

STRATEGIC ALTERNATIVES
================================================================================

POTENTIAL ACQUIRERS OF MONARCH - LBO ANALYSIS (BASE CASE)

SOURCES AND USES STATEMENT
(Figures in millions, except per share data)
--------------------------------------------------------------------------------
                                SOURCES AND USES
--------------------------------------------------------------------------------
Purchase of Common Equity at $35.00 per share          $2,536.6

Refinanced Parent Company Debt                          1,987.9

Assumed Adjusted Target Debt                            4,352.7

Options Outstanding                                       189.5

Transaction Expenses @ 1.00%                               90.7
-----------------------------------------------------------------
TOTAL USES                                             $9,157.4
                                                    ===========

Cash (incl Options)                                     $454.4

Refinanced Parent Company Debt at 10.00%               1,987.9

Assumed Adjusted Target Debt                           4,352.7

Senior Subordinated Debt                                   0.0

Common Equity: Financial Investors                     1,362.4
-----------------------------------------------------------------
TOTAL SOURCES                                         $9,157.4
                                                    ===========
--------------------------------------------------------------------------------

CREDIT | FIRST
SUISSE | BOSTON                                               LEHMAN BROTHERS

SALE OF MONARCH
================================================================================

POTENTIAL ACQUIRERS OF MONARCH - LBO ANALYSIS  (BASE CASE)
(FIGURES IN MILLIONS, EXCEPT PER SHARE DATA)


-----------------------------------------------------------------------------------------------------------
                           IRR SENSITIVITY ANALYSIS - FIVE YEAR EXIT (1)
-----------------------------------------------------------------------------------------------------------

FINANCIAL SPONSOR EQUITY INVESTMENT              $1,205.0   $1,283.7   $1,362.4   $1,441.0   $1,519.7

ACQUISITION PRICE PER SHARE                        $33.00     $34.00     $35.00     $36.00     $37.00

PREMIUM TO 9/13/1999 STOCK PRICE                      6.5%       9.7%      12.9%      16.1%     19.4%

YEAR 1 TOTAL DEBT/TOTAL CAPITALIZATION               85.5%      84.8%      84.1%      83.3%     82.6%

YEAR 1 TOTAL EBITDA/TOTAL INTEREST                   2.19x      2.19x      2.19x      2.19x     2.19x

YEAR 1 PARENT COMPANY FFO INTEREST COVERAGE          1.75x      1.75x      1.75x      1.75x     1.75x

                                                                        7.0x EBITDA
                                                     --------------------------------------------------
             IRR                                     24.8%      23.2%      21.8%      20.4%     19.1%

                                                                        7.5x EBITDA
                                                     --------------------------------------------------
             IRR                                     28.7%      27.0%      25.5%      24.1%     22.8%

                                                                        8.0x EBITDA
                                                     --------------------------------------------------
             IRR                                     32.1%      30.4%      28.9%      27.5%     26.1%


----------------------------------------------------------------------------------------------------------

(1) Terminal value based upon EBITDA excluding Capital Company, Philippines Geothermal and Casecnan. Philippines Geothermal and Casecnan are included in the in the equity value based upon the average of the "Sum of the Parts" Analysis.

CREDIT | FIRST
SUISSE | BOSTON                                               LEHMAN BROTHERS

STRATEGIC ALTERNATIVES
================================================================================
POTENTIAL ACQUIRERS OF MONARCH - LBO ANALYSIS (SUB DEBT CASE)

SOURCES AND USES STATEMENT
(Figures in millions, except per share data)
--------------------------------------------------------------------------------
                                SOURCES AND USES
--------------------------------------------------------------------------------
Purchase of Common Equity at $35.00 per share          $2,536.6

Refinanced Parent Company Debt                          1,987.9

Assumed Adjusted Target Debt                            4,352.7




Options Outstanding                                       189.5

Transaction Expenses @ 1.00%                               90.7
-----------------------------------------------------------------
TOTAL USES                                             $9,157.4
                                                    ===========

Cash (incl Options)                                     $454.4

Refinanced Parent Company Debt at 10.00%               1,987.9

Assumed Adjusted Target Debt                           4,352.7

Acquisition Credit Facility at 10.00%                  1,000.0

Senior Subordinated Debt at 11.50%                       500.0

Common Equity: Financial Investors                       862.4
-----------------------------------------------------------------
TOTAL SOURCES                                         $9,157.4
                                                    ===========
--------------------------------------------------------------------------

CREDIT | FIRST
SUISSE | BOSTON                                               LEHMAN BROTHERS

SALE OF MONARCH
================================================================================

POTENTIAL ACQUIRERS OF MONARCH - LBO ANALYSIS (SUB DEBT CASE) (FIGURES IN MILLIONS, EXCEPT PER SHARE DATA)

-----------------------------------------------------------------------------------------------------------
                                 IRR SENSITIVITY ANALYSIS - FIVE YEAR EXIT (1)
-----------------------------------------------------------------------------------------------------------

FINANCIAL SPONSOR EQUITY INVESTMENT                $705.0     $783.7     $862.4     $941.0   $1,019.7

ACQUISITION PRICE PER SHARE                        $33.00     $34.00     $35.00     $36.00     $37.00

PREMIUM TO 9/13/1999 STOCK PRICE                      6.5%       9.7%      12.9%      16.1%     19.4%

YEAR 1 TOTAL DEBT/TOTAL CAPITALIZATION               91.8%      91.0%      90.2%      89.4%     88.6%

YEAR 1 TOTAL EBITDA/TOTAL INTEREST                   1.99x      1.99x      1.99x      1.99x     1.99x

YEAR 1 PARENT COMPANY FFO INTEREST COVERAGE          1.46x      1.46x      1.46x      1.46x     1.46x

                                                                        7.0x EBITDA
                                                     --------------------------------------------------
             IRR                                     28.4%      25.7%      23.3%      21.2%     19.2%

                                                                        7.5x EBITDA
                                                     --------------------------------------------------
             IRR                                     34.1%      31.3%      28.8%      26.6%     24.6%

                                                                        8.0x EBITDA
                                                     --------------------------------------------------
             IRR                                     39.0%      36.1%      33.5%      31.2%     29.1%
-----------------------------------------------------------------------------------------------------------

(1) Terminal value based upon EBITDA excluding Capital Company, Philippines Geothermal and Casecnan. Philippines Geothermal and Casecnan are included in the in the equity value based upon the average of the "Sum of the Parts" Analysis.

CREDIT | FIRST
SUISSE | BOSTON                                               LEHMAN BROTHERS

SALE OF NORTHERN ELECTRIC
================================================================================

BRITISH ENERGY PROPOSAL

o On September 13, 1999 British Energy ("BE") presented a non-binding proposal in writing to purchase all of the shares of Northern Electric for (pound)1.5 billion, free from debt

o  Adjustments to the purchase price could be made to reflect inter alia:

   - The level of debt assumed and its current market value - currently BE is assuming that debt at Northern is (pounds sterling) 869 million including an adjustment to reach market value of (pounds sterling) 46 million

   - The agreed value of out-of-the-market electricity contracts - assumed to be (pounds sterling) 140 million

   - Working capital on completion against an agreed benchmark - assumed to be ((pounds sterling) 50) million


o The non-binding proposal is subject to due diligence, no material adverse change in the financial condition or prospects of Northern, that cost reductions implicit in OFGEM's recent proposals for distribution price controls can be reasonably achieved, board approvals, regulatory approvals, BE shareholder vote and purchaser protection provisions in place within the binding agreement

o The proposal was subject to a regulatory out, without a break-up fee or other compensation to Monarch


CREDIT | FIRST
SUISSE | BOSTON                                               LEHMAN BROTHERS

                                                                              33
SALE OF NORTHERN ELECTRIC
================================================================================

VALUATION ANALYSIS
BASED ON THE RESULTS BELOW WE BELIEVE THAT BRITISH ENERGY'S PROPOSAL IS
INADEQUATE


(DOLLARS IN MILLIONS)
----------------------------------------------------------------------------------------------------------------------
                                                                     IMPLIED MULTIPLE OF 1999E
                                                                ---------------------------------
                                            REFERENCE RANGE        EBITDA             EBIT
----------------------------------------------------------------------------------------------------------------------
Discounted Cash Flow Analysis           $2,581  -  $2,783       6.4x  -  6.9x      9.5x  -  10.2x
Comparable Acquisition Analysis          2,500  -   2,800       6.2x  -  6.9x      9.2x  -  10.3x
Comparable Companies Analysis            2,400  -   2,700       5.9x  -  6.7x      8.8x  -   9.9x

----------------------------------------------------------------------------------------------------------------------
ENTERPRISE VALUE REFERENCE RANGE        $2,500  -  $2,750       6.2x  -  6.9x      9.2x  -  10.3x
----------------------------------------------------------------------------------------------------------------------


Corporate Adjustments:
     CE UK Debt                                $1,257
     Cash                                           0
     Total Adjustments                         $1,257
                                        -----------------
     IMPLIED EQUITY VALUE               $1,243  -  $1,493
--------------------------------------------------------------------------------
ANALYSIS OF BRITISH ENERGY OFFER        OFFER IN POUNDS    OFFER IN US DOLLARS
                                                          (1.62X EXCHANGE RATE)
Offer Price                       (pounds sterling)1,500       $2,430
Less:
Working Capital Adjustments                  (50)                 (81)
Out of Market Electricity Costs             (140)                (227)
Fair Value of Debt                          (869)              (1,408)
                                           -----              -------
Equity Value                      (pounds sterling)441           $714
--------------------------------------------------------------------------------


CREDIT | FIRST
SUISSE | BOSTON                                               LEHMAN BROTHERS

SALE OF NORTHERN ELECTRIC
================================================================================

VALUATION ANALYSIS

BASED ON THE PRECEDENT UTILITY SECTOR TRANSACTIONS, BRITISH ENERGY'S PROPOSAL REPRESENTS APPROXIMATELY 6.0X EBITDA FOR NORTHERN, WELL BELOW THE MEDIAN


U.K. REC ACQUISITION ANALYSIS
((POUND) IN MILLIONS)
----------------------------------------------------------------------------------------------------------------------------------
                                                          EQUITY               ADJUSTED             ADJUSTED PURCHASE PRICE
ANNOUNCEMENT                                             PURCHASE              PURCHASE         ----------------------------
    DATE          ACQUIROR             TARGET             PRICE                 PRICE               EBITDA           EBIT
----------------------------------------------------------------------------------------------------------------------------------
  Nov 1998    EdF                London Electricity  (pounds sterling)1,317  (pounds sterling)1,900   9.1x         12.3x
  Jun 1998    PowerGen           East Midlands                 851                 1,900              8.8x(1)      11.2x(1)
  Feb 1998    Texas Utilities    The Energy Group            3,080                 4,331              8.3x(2)      10.3x(2)
  Feb 1997    AEP/PSCO           Yorkshire                   1,506                 1,726              6.8x          8.1x
  Oct 1996    CalEnergy          Northern Electric             670                   979              5.8x          7.1x
  May 1996    GPU                Midlands                    1,729                 1,729              7.4x          8.9x
  Dec 1995    Welsh Water        SWALEC                        899                   930              6.5x          7.9x
  Nov 1995    CSW                SEEBOARD                    1,357                 1,280              7.5x          9.2x
  Sep 1995    NW Water           NORWEB                      1,880                 1,682              7.1x          8.5x
  Jul 1995    ScottishPower      MANWEB                      1,115                   966              5.9x          7.4x
  Jul 1995    Southern Co        SWEB                        1,135                   963              6.0x          7.4x
----------------------------------------------------------------------------------------------------------------------------------
                                 AVERAGE                                                              7.2X          8.9X
                                 MEDIAN                                                               7.1X          8.5X
                                 -------------------------------------------------------------------------------------------------

(1) Source of DR Investments LTM financials is PowerGen press announcement.

(2) The Energy Group excludes Peabody (coal assets).


CREDIT | FIRST
SUISSE | BOSTON                                               LEHMAN BROTHERS

APPENDIX
================================================================================

KEY DUE DILIGENCE SESSIONS


----------------------------------------------------------------------------------------------------------------------------
                                                         PARTICIPANTS
        DATE               LOCATION                      CSFB/ LEHMAN                          DISCUSSION TOPICS
----------------------------------------------------------------------------------------------------------------------------
       8/23/99             Omaha            Jonathan Bram            James Schaefer         Scope of Assignment
                                            Joseph Sauvage           John Putrino
                                            Jamie Welch              Yancey Spruill
                                            James Metcalfe           Mya Win
                                            Steve Cheng              Jeremy Fenton
----------------------------------------------------------------------------------------------------------------------------
8/26/99 - 8/27/99          Des Moines       Steve Cheng              Mya Win                Financial / Model
                                            Yancey Spruill           Jeremy Fenton
----------------------------------------------------------------------------------------------------------------------------
      8/27/99              New York         Jonathan Bram            James Metcalfe         Status Update
                                            Joseph Sauvage           James Schaefer
                                            Rodney Miller            John Putrino
                                            Jamie Welch
----------------------------------------------------------------------------------------------------------------------------
       9/8/99              New York         Jonathan Bram            James Schaefer         Review of Alternatives
                                            Joseph Sauvage           John Putrino
                                            Jamie Welch              Yancey Spruill
                                            James Metcalfe           Craig McCracken
                                            Steve Cheng              Mya Win
                                                                     Jeremy Fenton
                                                                     Fen Yee Teh
----------------------------------------------------------------------------------------------------------------------------
